UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

WESTERN DUBUQUE BIODIESEL, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52617	20-3857933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82 Farley, Iowa	52046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 744-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Registrant is currently producing biodiesel under a toll manufacturing agreement. This has allowed the Registrant to produce biodiesel for a fixed fee without the Registrant having to purchase the feedstock necessary to produce biodiesel. When the toll manufacturing agreement terminates at the end of October 2007, the Registrant will have to purchase its own feedstock to operate the biodiesel plant unless the Registrant can secure another toll manufacturing agreement. Soybean oil and other feedstock prices have recently been high. If the Registrant cannot purchase the feedstock it requires to operate its biodiesel plant at a price which would allow the Registrant to operate profitably, or if the Registrant cannot secure another toll manufacturing agreement, the Registrant may have to temporarily cease operations at the biodiesel plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC

October 16, 2007	/s/ William G. Schueller
Date	William G. Schueller, Chairman